WAIVER AGREEMENT

This Waiver Agreement (the "Agreement") is entered into as of December 21, 2015, by and between CEN Biotech, Inc., a Canadian corporation (the "Company"), and Bill Chaaban, an individual, with respect to the following:

A. The Company authorized 100,000 preferred shares (hereafter the "Preferred Shares"), with a $.0001 par value, to be distributed to Bill Chaaban via a Director's Resolution dated December 18, 2014.

B. Subsequent to the authorization of these Preferred Shares, the Company filed a Form 10 pursuant to SEC Rule 12 (g) in an effort to spin-off from its parent, Creative Edge Nutrition, Inc., to become an independent public company.

C. Pursuant to applicable securities laws, the Company sought an exemption to registration that required satisfaction of conditions or requirements, one such condition being the pro-rata distribution of its shares to Creative Edge Nutrition, Inc. shareholders.

D. It was determined that issuance of the Preferred Shares could detrimentally effect the Company's ability to satisfy the pro-rata requirement for the exemption to registration, and in order to prevent the Company from failing to satisfy the pro-rata distribution requirement, Bill Chaaban determined that it was in the best interest of the Company to waive his rights to the Preferred Shares in order to maintain the integrity of the pro-rata distribution.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Bill Chaaban hereby agree as follows:

1. Waiver of Preferred Shares.

Bill Chaaban hereby irrevocably and unconditionally waives all rights he holds to receive the Preferred Shares and any interest and any other rights accruing to him by virtue of ownership of such shares. This irrevocable waiver applies to only these 100,000 Preferred Shares authorized on December 18, 2014, and not to any preferred shares that the Company may see fit to issue Bill Chaaban in the future.

2. Preferred Shares to Remain Authorized.

It is the intention of the Company that the waiver set forth above in Section 1 shall not rescind the authorization of the Preferred Shares, but such Preferred Shares shall revert back to being authorized but unissued preferred shares.

3. Representations of the Parties.

Each party hereby represents and warrants to the others that:

a. the execution and delivery and performance by such party of this Agreement: (i) is within such party's power, (ii) has been duly authorized by all necessary action of such party, (iii) is not in contravention of such party's organizational documents (as applicable), and (iv) does not conflict with, or result in the breach or termination, constitute or default under or accelerate any performance required by, any agreement to which such party is bound.

b. This Agreement has been duly executed and delivered by or on behalf of such party and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms except as the enforceability may be limited by bankruptcy, insolvency, organization, moratorium and other laws affecting creditors' rights and remedies in general.

4. Miscellaneous.

a. This Agreement may be executed in any number of counterparts, with all such counterparts constituting one agreement, binding on all of the parties hereto.

b. Each party agrees that it shall do and preform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificate, instruments, waivers and documents, as the other parties many reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

c. This Agreement and the documents referred to herein, constitute the entire agreement between the parties pertaining to the subject matter hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date in and set forth above.

AGREED TO THIS DECEMBER 21, 2015, BY:

BILL CHAABAN, Individually

____
Bill Chaaban

- AND-

CEN BIOTECH, INC.

____
By: Bill Chaaban
Its: President and Chief Executive Officer